EXHIBIT 23.1


                                 HALL & COMPANY
                            16140 Sand Canyon Avenue
                          Irvine, California 92618-3705
                                 (949) 910-4255

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 2005 on the audited December 31, 2004 financial statements of Advance Nanotech, Inc. in the Registration Statement Form SB-2 of Advance Nanotech, Inc. for the registration of 26,305,374 shares of its common stock.


/s/ Hall & Company
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HALL & COMPANY
June 1, 2005